As Filed with the Securities and Exchange Commission on September 26,
       1996, Registration No.
       ======================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                               ----------------------

                                      FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MAXICARE HEALTH PLANS, INC.
                             ---------------------------

               (Exact name of registrant as specified in its charter)
              DELAWARE                               95-3615709
              --------                               ----------
       (State or other jurisdiction               (I.R.S. Employer
        of incorporation or                        Identification No.)
        organization)

                             1149 South Broadway Street
                            Los Angeles, California 90015
                                   (213) 765-2000
                            ----------------------------
                      (Address of principal executive offices)

                    MAXICARE HEALTH PLANS, INC. OUTSIDE DIRECTORS

                           1996 FORMULA STOCK OPTION PLAN

                                         AND

                    MAXICARE HEALTH PLANS, INC. SENIOR EXECUTIVES

                               1996 STOCK OPTION PLAN

                                         AND

                 MAXICARE HEALTH PLANS, INC. 1995 STOCK OPTION PLAN

                                         AND

       RESTRICTED STOCK GRANT AGREEMENT BY AND BETWEEN MAXICARE HEALTH PLANS, INC. AND PETER J. RATICAN, DATED AS OF FEBRUARY 27, 1995

                                         AND

       RESTRICTED STOCK GRANT AGREEMENT BY AND BETWEEN MAXICARE HEALTH PLANS, INC. AND EUGENE L. FROELICH, DATED AS OF FEBRUARY 27, 1995

       ----------------------------------------------------------------------
                               (Full titles of plans)

                        Index to Exhibits on Page 20 of 24

                                  PETER J. RATICAN
                  Chairman of the Board and Chief Executive Officer
                             Maxicare Health Plans, Inc.
                             1149 South Broadway Street
                             Los Angeles, California  90015
                             ------------------------------
                       (Name and address of agent for service)

                                   (213) 765-2000
              -------------------------------------------------------------
              (Telephone number, including area code, of agent for service)


                                      Copy to:
                                Barry L. Burten, Esq.
                        Jeffer, Mangels, Butler & Marmaro LLP
                        2121 Avenue of the Stars, 10th Floor
                            Los Angeles, California 90067
                                   (310) 203-8080


       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line:
       [X]


                           CALCULATION OF REGISTRATION FEE
       ========================================================================
                                          Proposed      Proposed
                                          Maximum       Maximum
                              Amount      Offering      Aggregate    Amount of
       Title of Securities    to be       Price Per     Offering   Registration
       to be Registered     Registered*    Share**      Price**         Fee
       ------------------------------------------------------------------------
       Common Stock
       ($.01 par value)     1,955,000      $20.00     $39,100,000   $13,483.00
       ========================================================================


             * This Registration Statement also includes an indeterminable number of additional shares that may become issuable, pursuant to the antidilution adjustment provisions of the Maxicare Health Plans, Inc. Outside Directors 1996 Formula Stock Option Plan, Maxicare Health Plans, Inc. Senior Executives 1996 Stock Option Plan, Maxicare Health Plans, Inc. 1995 Stock Option Plan, Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Peter J. Ratican, dated as of February 27, 1995, and Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Eugene L. Froelich, dated as of February 27, 1995.

            ** Amounts in these columns have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) these amounts have been computed on the basis of the average of the high and low prices for the Registrant's Common Stock as reported by the Nasdaq Stock Market on September 24, 1996.

       This Registration Statement on Form S-8 includes a Form S-3 Prospectus for use in connection with reoffers and resales of the Registrant's Common Stock registered pursuant to such Registration Statement on Form S-8 by "affiliates" of the Registrant, as that term is defined under Rule 405 of the Securities Act of 1933, as amended.


                            ------------------------


               Approximate date of commencement of sale to public:
       From  time  to  time   after  the  Registration  Statement  becomes
       effective.


                            ------------------------

                                     Part I
                                     ------


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       Item 1. Plan Information.*

       Item 2. Registrant   Information    and    Employee   Plan   Annual
               Information.*

       * Information required by Part I to be contained in the section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Note to Part I of Form S-8. Documents containing the information specified in this Part I will be sent or given to holders of options under the Maxicare Health Plans, Inc. Outside Directors 1996 Formula Stock Option Plan, Maxicare Health Plans, Inc. Senior Executives 1996 Stock Option Plan, and Maxicare Health Plans, Inc. 1995 Stock Option Plan or Restricted Stock Grant Agreements entered into with Peter J. Ratican or Eugene L. Froelich in accordance with Rule 428(b)(1) of the Act.

       PROSPECTUS               1,955,000 Shares

                           MAXICARE HEALTH PLANS, INC.

                                  Common Stock

                            $ .01 par value per share



       This Prospectus covers 1,955,000 shares of Common Stock, par value $.01 per share, of Maxicare Health Plans, Inc. (the "Company"), issuable (i) upon exercise of options granted to non-employee directors under the Company's Outside Directors 1996 Formula Stock Option Plan (the "Formula Plan"), (ii) upon exercise of options granted to senior executives under the Company's Senior Executives 1996 Stock Option Plan (the "Senior Executives Plan"), (iii) upon exercise of options granted to directors, officers and other employees under the Company's 1995 Stock Option Plan, as amended (the "1995 Plan") and (iv) under restricted stock grant agreements entered into by and between the Company and Peter J. Ratican and Eugene L. Froelich, respectively, dated as of February 27, 1995 (the "Stock Grant Agreements"). These directors, officers and other employees may be deemed "affiliates" of the Company, as that term is defined under Rule 405 under the Securities Act of 1933, as amended (the "Act").

       The Common Stock of the Company is currently traded over-the-counter under the symbol MAXI. Trading in these shares is reported by the Nasdaq Stock Market ("NASDAQ").

       Each of the persons named herein under the caption "Selling Stockholders" will only offer and sell the shares which may be sold by such person hereunder from time to time in ordinary trading transactions on NASDAQ at  such  prices  as may be obtainable, with such person paying not more than customary selling brokers' commission plus transfer taxes. The Company will not receive any proceeds from the sale of these shares of Common Stock. Any such person effecting resales of shares obtained may possibly be considered an "underwriter", as that term is defined by the Act.

       This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which it is unlawful to make such offer or solicitation.

       No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.

       The executive offices of the Company are located at 1149 South Broadway Street, Los Angeles, California 90015, and its telephone number is (213) 765-2000.


                              --------------------


       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               -------------------


       The date of this Prospectus is September 26, 1996.

                                TABLE OF CONTENTS



                                                                    PAGE



       AVAILABLE INFORMATION.......................................   4


       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   4


       THE COMPANY.................................................   5


       SELLING STOCKHOLDERS........................................   6


       PLAN OF DISTRIBUTION........................................   9


       LEGAL MATTERS...............................................   9

                              AVAILABLE INFORMATION



       This Prospectus, as permitted by the Rules and Regulations of the Securities and Exchange Commission (the "Commission"), omits certain information contained in a registration statement on Form S-8 (the "Registration Statement") which the Company has filed with the Commission under the Act, and reference is made to that Registration Statement and exhibits thereto for further information with respect to the Company and the securities offered hereby. The Registration Statement may be inspected without charge by anyone in the public reference facilities of the Commission located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Commission at prescribed rates.

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1300, 7 World Trade Center, New York, New York 10048; 11th Floor, 5670 Wilshire Boulevard, Los Angeles, California 90036; and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and copies of such materials can be obtained from the Public Reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


       The following documents are incorporated into this Prospectus by reference:

         (a) The  Company's  Quarterly  Reports   on  Form  10-Q  for  the
             quarterly periods ended March 31, 1996 and June 30, 1996;

         (b) The  Company's  Proxy   Statement   for   Annual  Meeting  of
             Stockholders held on July 26, 1996;

         (c) The Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995;

         (d) The  Company's  Proxy   Statement   for   Annual  Meeting  of
             Stockholders held on July 28, 1995;

         (e) The Company's Annual Report on Form 10-K for the year ended December 31, 1994; and

         (f) The description of the Company's Common Stock included in the Company's Registration Statement on Form 10 filed January 17, 1991.
                                        4

       All documents subsequently filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which is also incorporated by reference herein, modifies or
       supersedes  such  statement.    Any  such  statements  modified  or
       superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

       The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (not including exhibits thereto unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) and the Company's latest Annual Report to stockholders. Requests for such copies should be directed to the Company, 1149 South Broadway Street, Los Angeles, 90015, Attention: Peter J. Ratican, Chairman of the Board and Chief Executive Officer, (213) 765-2000.


                                   THE COMPANY


       Maxicare Health Plans, Inc., a Delaware corporation ("MHP"), is a holding company which owns various subsidiaries primarily in the field of managed health care. MHP owns and operates a system of seven health maintenance organizations ("HMOs") in California, Indiana, Illinois, Louisiana, North Carolina, South Carolina, and Wisconsin and additionally operates Maxicare Life and Health Insurance Company and HealthAmerica Corporation. Through these subsidiaries, the Company offers an array of employee benefit packages including traditional HMO, preferred provider organization ("PPO"), exclusive provider organization, life and accidental death and dismemberment policies, administrative services only programs, wellness programs, outcomes measures and high dollar claims audits. In addition, the Company offers a number of pharmacy programs including benefit design, formulary management, claims processing and mail order services for employers and their employees.

       Through its HMO operations, the Company arranges for the delivery of comprehensive health care services to its members for a predetermined prepaid fee. The Company provides these services by contracting on a prospective basis with physician groups for a
                                         5
       fixed fee per member per month, regardless of the extent and nature of services, and with hospitals and other providers under a variety of fee arrangements. The Company offers a full complement of health benefits, including physician, hospital, dental, vision care, prescription drug and health education services.

       The Company's principal executive offices are located at 1149 South Broadway Street, Los Angeles, California 90015 and its telephone number is (213) 765-2000.


                              SELLING STOCKHOLDERS


       Set forth below is a list of Selling Stockholders hereunder, and as of the date hereof, the aggregate number of shares of the Company's Common Stock beneficially owned by each Selling Stockholder, the number of options to purchase shares of the Company's Common Stock held by each Selling Stockholder pursuant to the Formula Plan, Senior Executives Plan, 1995 Plan and the Stock Grant Agreements, as well as the number of shares of the Company's Common Stock included in this Prospectus for each Selling Stockholder and the amount and percentage of the class to be owned by such Selling Stockholder after completion of the offering. The Company does not know when or if the Selling Stockholders will exercise their options or dispose of the shares of Common Stock covered by this Prospectus. The address of each of the Selling Stockholders is c/o Maxicare Health Plans, Inc., 1149 South Broadway Street, Los
       Angeles, California 90015. The position or other material relationship which each of the Selling Stockholders has or has had with the Company for at least the past three years is set forth following his or her name.


                                                                                                    TOTAL
                                        TOTAL        OPTIONS TO      SHARES OF                    SHARES OF       % OF
                                      SHARES OF       PURCHASE      COMMON STOCK    SHARES OF    COMMON STOCK  COMMON STOCK
       NAME AND                      COMMON STOCK    COMMON STOCK      UNDER       COMMON STOCK  BENEFICIALLY  BENEFICIALLY
       RELATIONSHIP                  BENEFICIALLY    UNDER OPTION   STOCK GRANT    INCLUDED IN   OWNED AFTER   OWNED AFTER
       TO COMPANY                      OWNED(1)       PLANS (2)      AGREEMENTS    PROSPECTUS     OFFERING      OFFERING(3)

       Peter J. Ratican,             562,996(4)       70,000(5)       65,000         135,000       427,996        2.4%
       Chairman of the Board,
       Chief Executive
       Officer and President

       Eugene L. Froelich,           562,778(4)       70,000(5)       65,000         135,000       427,778        2.4%
       Chief Financial
       Officer, Executive Vice
       President - Finance
       and Administration
       and Director

       Alan D. Bloom,                    362           5,000(6)                        5,000           362        *
       Senior Vice President,
       Secretary and General
       Counsel

       Warren D. Foon,                31,694(7)       30,000(6)                       30,000        31,694        *
       Vice President and
       General Manager,
       Maxicare

       Aivars L. Jerumanis,           31,001(8)       10,000(6)                       10,000        31,001        *
       Chief Information Officer
       and Senior Vice President -
       Management Information
       Systems

       Robert J. Landis,              30,001(9)       20,000(6)                       20,000        30,001        *
       Treasurer

       Sanford N. Lewis,               1,706(10)      20,000(6)                       20,000         1,706        *
       Vice President -
       Administrative Services

       Richard A. Link,               55,022(11)      20,000(6)                       20,000        55,022        *
       Chief Accounting Officer
       and Senior Vice
       President - Accounting

       Vicki F. Perry,                56,083(12)      20,000(6)                       20,000        56,083        *
       Vice President and
       General Manager,
       Maxicare Indiana, Inc.

       Claude S. Brinegar,            14,000(13)       5,000(14)                       5,000        14,000        *
       Director (15)

       Florence F. Courtright,        10,000(13)       5,000(14)                       5,000        10,000        *
       Director (15)

       Thomas W. Field, Jr.,          20,000(16)       5,000(14)                       5,000        20,000        *
       Director (15)

       Charles E. Lewis,                  16           5,000(14)                       5,000            16        *
       Director (15)

       Alan S. Manne,                 10,500(13)       5,000(14)                       5,000        10,500        *
       Director (15)



            *  Indicates less than one percent (1%).
                                         7

                                  Page 11 of 24

           (1) In setting forth "beneficial" ownership, the rules of the Securities and Exchange Commission require that shares underlying currently exercisable options, including options  which become exercisable within 60 days, held by a described person be treated as "beneficially" owned  and further require that every person who has or shares the power to vote or to dispose of shares of stock  be reported as a "beneficial" owner of all shares as to which any such sole or shared power exists.  As a  consequence, shares which are not yet outstanding are, if obtainable upon exercise of an option which is exercisable  or  will become exercisable within sixty (60) days, nevertheless treated as "beneficially"  owned  by  the  designated  person,  and  several  persons  may  be  deemed  to be the
       "beneficial" owners of the same securities if they share the power to vote or dispose of them.

           (2) Options to Purchase Common Stock  Under  Option  Plans  include  options  granted under the Formula Plan,
       Senior Executives Plan and  the  1995  Plan.    Options  granted  under  the  Formula  Plan shall vest and become
       exercisable six months after the date of grant.   Options granted under the Senior Executives Plan shall vest and become exercisable on the date of grant.  Options  granted  under the 1995 Plan shall vest and become exercisable on the following dates: (i) 1/3 of the option  shares  one  year  after the date of grant, (ii) 1/3 of the option shares two years after the date of grant, and (iii) 1/3 of the option shares three years after the date of grant.

           (3) Assumes 17,539,318 shares of Common Stock outstanding,  and with respect to each listed beneficial owner,
       (i) the exercise or conversion of any option or  right  held by each such owner exercisable or convertible within
       60 days, and (ii) the exercise or conversion  of  any  option  or  right held by each such owner included in this prospectus.

           (4) Includes 497,778 shares which are  subject  to  options  which  are  currently exercisable or will become exercisable within sixty (60) days.  Also includes 65,000 shares of restricted Common Stock which may be voted by the beneficial owner but which are subject  to  forfeiture  until  February  27, 1998.  Beneficial owner has sole voting and dispositive power over all shares except the  shares of restricted Common Stock.  Beneficial owner has sole voting power over the restricted Common Stock but  will not have investment power over the restricted Common
       Stock until the termination of the forfeiture period.

           (5) Options granted under the Senior Executives Plan which are currently exercisable.

           (6) Options granted under the 1995 Plan.

           (7) Includes 31,667 shares subject to options granted  under  the  Company's 1990 Stock Option Plan which are currently exercisable.

           (8) Includes 25,001 shares subject to options granted  under  the  Company's 1990 Stock Option Plan which are currently exercisable.

           (9) Includes 30,001 shares subject to options granted  under  the  Company's 1990 Stock Option Plan which are currently exercisable.

          (10) Includes 1,634 shares subject to options  granted  under  the  Company's 1990 Stock Option Plan which are currently exercisable.

          (11) Includes 55,001 shares subject to options granted  under  the  Company's 1990 Stock Option Plan which are currently exercisable.

          (12) Includes 55,834 shares subject to options granted  under  the  Company's 1990 Stock Option Plan which are currently exercisable.

          (13) Includes 10,000 shares subject to options granted  under  the  Company's 1990 Stock Option Plan which are currently exercisable.

          (14) Options granted under the Formula Plan.

          (15) Does not include 622,358  shares  of  Common  Stock  (the  "Unallocated  Shares")  held by the Company as disbursing agent for the benefit of creditors and holders of interests and equity claims under the Company's plan
       of reorganization effective December  5,  1990  (the  "Reorganization  Plan").   The Company disclaims beneficial
       ownership of these shares.  Under certain circumstances, the  independent directors of the Board (as such term is defined by the Reorganization Plan)  have  rights  to  vote  the  Unallocated Shares.  Currently, the independent directors are Messrs. Brinegar, Field, Lewis  and  Manne  and  Ms. Courtright (the "Independent Directors").  The
       Independent Directors disclaim beneficial ownership of these shares.

          (16) Includes 20,000 shares subject to options granted  under  the  Company's 1990 Stock Option Plan which are currently exercisable.

                                         8

                              PLAN OF DISTRIBUTION



       The Company does not know when or if the Selling Stockholders will exercise their options or dispose of the shares of Common Stock covered by this Prospectus.


                                  LEGAL MATTERS


       Legal matters in connection with the issuance of the securities offered hereby have been passed upon for the Company by Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California.

                                     Part II
                                     -------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


       Item 3.   Incorporation of Documents by Reference.

                 The Registrant hereby incorporates by reference the following documents: (i) the Registrant's Quarterly
                 Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996; (ii) the Registrant's Proxy Statement for Annual Meeting of Stockholders held on July 26, 1996; (iii) the Registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995; (iv) the Registrant's Proxy Statement for Annual Meeting of Stockholders held on July 28, 1995; (v) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994; and (vi) the description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form 10, (File No. 012024) filed January 17, 1991. In addition, all documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents except as to any portion of any future Annual or Quarterly Report to Stockholders which is not deemed to be filed under said provisions. Any statement made in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

       Item 4.   Description of Securities.

                 Not applicable.

       Item 5.   Interests of Named Experts and Counsel.

                 Not applicable.

       Item 6.   Indemnification of Directors and Officers.

                 Under Article Eighth of the Registrant's Restated Certificate of Incorporation, each person who is a director or officer of the Registrant shall be
                                         10
       indemnified by the Registrant  to  the  fullest extent permitted by section 145 of the General Corporation Law of Delaware (the "GCL").

                 Section 145(a) of the General Corporation Law of Delaware permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses, judgments, fines and amounts paid in settlement or incurred by him or her in connection with any proceeding arising out of his or her status as director, officer, employee or agent if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. To the extent that such a person has been successful in defense of any such action or claim, section 145(c) provides that he or she shall be indemnified against expenses incurred by him or her in connection therewith.

                 Under section 145(e), a corporation also has the power to purchase and maintain insurance on behalf of any director, officer, employee or agent against any liability arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

                 The Registrant maintains an Officers' and Directors' Liability Policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances to the extent that indemnification payments are made by the Registrant to such officers and directors.

                 The Registrant has entered into employment and indemnification agreements (the "Indemnification Agreements") with certain of its officers (individually, an "Indemnitee"). The Indemnification Agreements provide, among other things, for indemnification to the fullest extent permitted by law against any and all costs, claims, judgments, fines, settlements, liabilities, and fees or expenses (including attorney's fees) incurred in connection with any proceedings arising out of the Indemnitee's actions or in actions in his capacity as an officer of the Registrant. In the event the Indemnitee is no longer employed by the Registrant at the time his attendance is required at a proceeding pursuant to which he is entitled to be indemnified, then the Indemnitee shall be entitled to be paid a stipend in the amount of $1,000 per day to reimburse the Indemnitee for all reasonable travel, hotel and living expenses incurred by him in connection with such attendance. The Indemnification Agreements provide for the prompt
                                         11
       advancement of all expenses to the Indemnitee and for reimbursement to Registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law.

       Item 7.   Exemption from Registration Claimed.

                 Not applicable.

       Item 8.   Exhibits.

                 The Exhibits to the Registration Statement are listed in the Index to Exhibits elsewhere herein.

       Item 9.   Undertakings.

                 (a)    The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales
                        are being made of the securities registered hereby, a post-effective amendment to this Registration
                        Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Act;
                        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
                        (iii) To  include  any  material  information  with
                              respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose  of determining any liability
                        under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                         12

                    (3) To remove from  registration  by  means  of a post-
                        effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any
                        liability  under  the  Act,   each  filing  of  the
                        Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses
                        incurred  or  paid   by   a  director,  officer  or
                        controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on the 26th day of September, 1996.


                            MAXICARE HEALTH PLANS, INC.


                            By: /s/ Peter J. Ratican
                                ------------------------------------------
                                    Peter J. Ratican
                                    Chairman of the Board, Chief Executive
                                    Officer (Principal Executive Officer)


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Each person whose signature appears below appoints Peter J. Ratican and Eugene L. Froelich, and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.


                 Signature                  Title                Date
                 ---------                  -----                ----



           /s/ Peter J. Ratican       Principal Executive  September 26, 1996
           ----------------------     Officer, Director    ------------------
               Peter J. Ratican                                  Date



           /s/ Eugene L. Froelich     Principal Financial  September 26, 1996
           ----------------------     Officer, Director    ------------------
               Eugene L. Froelich                                Date



           /s/ Richard A. Link        Principal Accounting September 26, 1996
           ----------------------     Officer              ------------------
               Richard A. Link                                   Date
                                         14

               Signature                  Title                  Date
               ---------                  -----                  ----



           /s/ Claude S. Brinegar        Director          September 21, 1996
           --------------------------                      ------------------
               Claude S. Brinegar                                Date



           /s/ Florence F. Courtright    Director          September 24, 1996
           --------------------------                      ------------------
               Florence F. Courtright                            Date



           /s/ Thomas W. Field, Jr.      Director          September 19, 1996
           --------------------------                      ------------------
               Thomas W. Field, Jr.                              Date



           /s/ Dr. Charles E. Lewis      Director          September 19, 1996
           --------------------------                      ------------------
               Dr. Charles E. Lewis                              Date



           /s/ Alan S. Manne             Director          September 19, 1996
           --------------------------                      ------------------
               Alan S. Manne                                     Date

                                 INDEX TO EXHIBITS



               Sequentially
       Exhibit   Numbered
        Number     Page      Description

           4.1 Form of Certificate of New Common Stock of Maxicare Health Plans, Inc.*

           5.1  21 of 24     Opinion of Jeffer, Mangels, Butler & Marmaro LLP

          24.2  23 of 24     Consent of Ernst & Young LLP

          24.3  24 of 24     Consent of Price Waterhouse LLP

          25.1  18 of 24     Power of Attorney -- see Signature Page




       * Incorporated by reference from the Company's Registration Statement on Form 10, declared effective March 18, 1991, in which this exhibit bore the same exhibit number.